Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2000 relating to the consolidated financial statements of D&E Communications, Inc. and the financial statements of D&E/Omnipoint Wireless Joint Venture, L.P., which appear in D&E Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------
Philadelphia, Pennsylvania
May 24, 2000


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2000 relating to the consolidated financial statements of Eurotel L.L.C., which appears in D&E Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------
Omaha, Nebraska
May 24, 2000